UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

DIFFUSION PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Main Street, Suite 201 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2022, Diffusion Pharmaceuticals Inc. (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC, as sales agent and/or principal (the “Agent”) pursuant to which the Company may sell up to an aggregate of $20,000,000 of shares of the Company’s common stock, par value $0.001 (the “Shares”), from time to time through the Agent (the “ATM Offering”), subject to the offering limits in General Instruction I.B.6 to Form S-3. We currently intend to use the net proceeds from any sales of the Shares as described in the Prospectus Supplement (as defined below).

The Sales Agreement provides that the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales may be made, limitations on the number of Shares that may be sold during a certain period, and any minimum price below which sales may not be made. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement. Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Stock Market or sales made to or through a market maker other than on an exchange. The Company will pay the Agent a commission equal to 3.0% of the gross proceeds of any Shares sold through the Agent under the Sales Agreement. If the Company determines to sell Shares directly to BTIG, as principal, the Company and BTIG will enter into a separate agreement that governs any such transaction. The Sales Agreement contains customary termination provisions including, among other things, that (i) either party may terminate the Sales Agreement upon ten days’ notice to the other party, (ii) BTIG may terminate the Sales Agreement immediately upon notice of the occurrence of a Material Adverse Effect (as defined in the Sales Agreement) or certain other specified events, and (iii) the Sales Agreement shall automatically terminate upon the issuance and sale of all of the Shares. The Sales Agreement also contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, and certain other obligations of the parties.

Offers and sales of the Shares by the Company under the Sales Agreement, if any, will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-249057) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2020 and a related prospectus, dated October 2, 2020, and prospectus supplement, dated July 22, 2022 (the “Prospectus Supplement”), in each case, filed with the SEC. As further described in the Prospectus Supplement, as of July 22, 2022, due to the limitations set forth in General Instruction I.B.6 to Form S-3, the Company may offer and sell Shares having an aggregate offering price of up to $5,500,000 from time to time through the Agent pursuant to the Sales Agreement. If the Company’s public float increases such that it may sell additional Shares under the Sales Agreement, the Company will file a new prospectus supplement with the SEC prior to making such additional sales.

A copy of the opinion of Dechert LLP as to the legality of the Shares and related consent are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report on Form 8-K (this “Current Report”).

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The representations, warranties, covenants, and other terms contained in the Sales Agreement were made only for purposes thereof, were made as of specific dates, were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties thereto, and may be subject to a contractual standard of materiality different from those generally applicable under securities laws. Accordingly, the representations, warranties, covenants, and other terms contained in the Sales Agreement should not be relied upon as disclosures regarding any facts and circumstances relating to the Company or as characterizations of the actual condition of the Company. Moreover, information concerning the subject matter of such representations, warranties, covenants, and other terms may change after the date of the Sales Agreement.

This Current Report is neither an offer to sell, nor a solicitation of an offer to buy, Shares or any other Company securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offer or sale, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	At-The-Market Sales Agreement, dated July 22, 2022, by and between Diffusion Pharmaceuticals Inc. and BTIG, LLC
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2022	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Title: General Counsel & Corporate Secretary